Exhibit 23.1

                  INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-24247 of Walden Residential Properties, Inc. on Form S-8 of our report dated March 30, 1998, included in this Annual Report on Form 11-K of Walden Residential Properties, Inc. 401(k) Plan, for the year ended September 30, 1997.

/s/ Deloitte & Touche LLP
-------------------------

DELOITTE & TOUCHE LLP
March 31, 1998

Dallas, Texas